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                                                                    EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

         The following is a list of Solutia's subsidiaries as of December 31, 2006, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                                  Percentage of
                                                                  Voting Power
                                                                  Owned by
                                                                  Solutia

                                                                  -------------

CPFilms Inc............................................................100%

Monchem, Inc...........................................................100%

Monchem International, Inc. ...........................................100%

Solchem Netherlands C.V................................................100%

Solutia Brasil Ltda....................................................100%

Solutia Canada Inc.....................................................100%

Solutia Europe S.A./N.V................................................100%

Solutia Greater China, Inc.............................................100%

Solutia Netherlands Holdings B.V.......................................100%

Solutia Services International SCA/Comm, VA............................100%

Solutia Systems, Inc...................................................100%

Solutia Therminol Co., Ltd............................................. 60%

Solutia U.K. Holdings Limited..........................................100%

Solutia U.K. Investments Limited.......................................100%

Solutia U.K. Limited...................................................100%